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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated September 23, 2008, accompanying the financial statements of California Insured Municipals Income Trust, Series 244 and Michigan Insured Municipals Income Trust, Series 195 (included in Van Kampen Unit Trusts, Municipal Series 611) as of May 31, 2008, and for the period from June 27, 2006 (date of deposit) through May 31, 2007 and for the year ended and the financial highlights for the period from June 27, 2006 (date of deposit) through May 31, 2007 and for the year ended May 31, 2008, contained in this Post-Effective Amendment No. 2 to Form S-6 (File No. 333-134836) and Prospectus.

     We hereby consent to the use of the aforementioned report in this Post-Effective Amendment and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                  GRANT THORNTON LLP

New York, New York
September 23, 2008